SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 1.01	Entry into a Material Definitive Agreement

On February 6, 2007, Great Plains Energy entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Gregory Acquisition Corp., a wholly-owned subsidiary of Great Plains Energy, will merge into Aquila, Inc. (“Aquila”), a Delaware corporation, causing Aquila to become a wholly-owned subsidiary of Great Plains Energy. Immediately prior to the consummation of the merger, Black Hills Corporation, a South Dakota corporation (“Black Hills”) will acquire from Aquila its Colorado electric utility assets and Colorado, Iowa, Kansas and Nebraska gas utility assets pursuant to an Asset Purchase Agreement and a Partnership Interests Purchase Agreement, both dated as of February 6, 2007 (collectively, the “Asset Sale Agreements”). Each transaction is contingent on the completion of the other transaction, meaning that one transaction will not be completed unless the other transaction is completed.

The Merger Agreement and Asset Sale Agreements provide that they may be terminated if, among other things, the transactions have not been consummated by February 6, 2008 (the “Termination Date”).  Each agreement further provides that if any party to the agreement determines that additional time is necessary to obtain any of the specified regulatory consents or approvals, the Termination Date may be extended from time to time by written notice, up to August 6, 2008.  Great Plains Energy, Aquila and Black Hills previously extended the Termination Dates to May 1, 2008, and on April 29, 2008, the parties extended the Termination Dates to August 6, 2008.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit No.

10.1	Mutual Notice of Extension dated as of April 29, 2008, by and among Black Hills Corporation, Aquila, Inc., and Great Plains Energy Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Barbara B. Curry
Barbara B. Curry
Senior Vice President – Corporate Services and Corporate Secretary

KANSAS CITY POWER & LIGHT COMPANY

/s/ Barbara B. Curry
Barbara B. Curry
Corporate Secretary

Date: April 29, 2008